ITEM 23, EXHIBIT (j)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-87521 of the RREEF Securities Trust on Form N-1A of our report dated January 9, 2002, appearing in the Annual Report for the year ended November 30, 2001 for the RREEF RReal Estate Securities Fund, and to the references to us under the headings "Financial Highlights" in the prospectus and "Auditors" in the Statement of Additional Information, which are part of such Registration Statement.


/s/Deloitte & Touche

Deloitte & Touche LLP

Chicago, Illinois
August 29, 2002

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